Exhibit 10.2

RLJ LODGING TRUST

2015 EQUITY INCENTIVE PLAN

TRUSTEE

RESTRICTED SHARES AGREEMENT

RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”), hereby grants its common shares of beneficial interests, par value $0.01 (“Restricted Shares”) to the Grantee named below, subject to the vesting and other conditions set forth below.  Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2015 Equity Incentive Plan (as amended from time to time, the “Plan”).

Name of Grantee:

Last Four Digits of Grantee’s Social Security Number:

Number of Restricted Shares:

Grant Date:

Vesting Schedule:	[ ]

Purchase Price per Share:	$

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this cover sheet or Agreement should appear to be inconsistent.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)

Name:

Title:

Attachment

This is not a share certificate or a negotiable instrument.

RLJ LODGING TRUST

2015 EQUITY INCENTIVE PLAN

TRUSTEE

RESTRICTED SHARES AGREEMENT

Restricted Shares

This Agreement evidences an award of Shares in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on the cover sheet (the “Restricted Shares”). The purchase price is deemed paid by your [prior] Service.

Transfer of Unvested Restricted Shares

Unvested Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Shares be made subject to execution, attachment or similar process. If you attempt to do any of these things, the Restricted Shares will immediately become forfeited.

Issuance and Vesting

The Company will issue your Restricted Shares in the name set forth on the cover sheet.

Your rights under this Restricted Shares grant and this Agreement shall vest in accordance with the vesting schedule set forth on the cover sheet so long as you continue in Service on the vesting dates set forth on the cover sheet; provided however, that for purposes of vesting, fractional number of Shares shall be rounded down to the nearest whole number. You cannot vest in more than the number of Shares covered by your Restricted Shares, as set forth on the cover sheet of this Agreement.

[Notwithstanding your vesting schedule, the Restricted Shares will become 100% vested upon your termination of Service due to your death or Disability.]

[Change in Control

Notwithstanding the vesting schedule set forth above, upon the consummation of a Change in Control, the Restricted Shares will become 100% vested if the Restricted Shares are not assumed, or equivalent restricted securities are not substituted for the Restricted Shares, by the Company or its successor.]

Evidence of Issuance

The issuance of the Shares under the grant of Restricted Shares evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, direct registration or issuance of one or more share certificates, with any unvested Restricted Shares bearing the appropriate restrictions imposed by this Agreement. As your interest in the Restricted Shares vests, the recordation of the number of Restricted Shares attributable to you will be appropriately modified if necessary.

Forfeiture of Unvested Restricted Shares

Unless the termination of your Service triggers accelerated vesting of your Restricted Shares or other treatment pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or any Affiliate and you, you will immediately and automatically forfeit to the Company all of the unvested Restricted Shares in the event you are no longer providing Service.

Forfeiture of Rights

If you should take actions in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, or any confidentiality obligation with respect to the Company or any Affiliate, or otherwise in competition with the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the Restricted Shares awarded under this Agreement and the Restricted Shares shall immediately expire.

In addition, if you have vested in Restricted Shares during the [three] year period prior to your actions, you will owe the Company a cash payment (or forfeiture of Shares) in an amount determined as follows: (1) for any Shares that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (2) for any Shares that you still own, the amount will be the number of Shares owned times the Fair Market Value of the Shares on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the Restricted Shares or any other Shares or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Retention Rights

This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in a written agreement between the Company or any Affiliate and you, the Company or any Affiliate reserves the right to terminate your Service at any time and for any reason.

Dividends

You will be entitled to receive, upon the Company’s payment of a cash dividend on outstanding Shares, an amount equal to the per Share cash dividend multiplied by the number of Restricted Shares subject to this Agreement that you hold as of the record date for such dividend, regardless of whether your Restricted Shares have vested at the time of payment of the cash dividend.

Legends

If and to the extent that the Shares are represented by certificates rather than book entry, all certificates representing the Shares issued under this grant shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING, FORFEITURE AND OTHER RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent the Shares are represented by a book entry, such book entry will contain an appropriate legend or restriction similar to the foregoing.

Code Section 83(b) Election

Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price (if any) paid for the shares of Restricted Shares and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include the forfeiture as to unvested Restricted Shares described above. You may elect to be taxed at the time the Restricted Shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Code Section 83(b) with the Internal Revenue Service within thirty (30) days after the Grant Date. You will have to make a tax payment to the extent the purchase price is less than the Fair Market Value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the Fair Market Value of the Restricted Shares on the Grant Date. The form for making this election is attached as Exhibit A hereto. Failure to make this filing within the thirty (30)-day period will result in the recognition of ordinary income by you (in the event the Fair Market Value of the Restricted Shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.

YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO DETERMINE WHETHER OR NOT TO MAKE A FILING, AND IF YOU DETERMINE TO MAKE SUCH A FILING, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

Clawback

This Award is subject to mandatory repayment by you to the Company to the extent you are or in the future become subject to any Company “clawback” or recoupment policy that requires the repayment by you to the Company of compensation paid by the Company to you in the event that you fail to comply with, or violate, the terms or requirements of such policy.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter.

Corporate Activity	Your grant shall be subject to the terms of any applicable agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Data Privacy

In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Notice Delivery

By accepting these Restricted Shares, you agree that notices may be given to you in writing either at your home address as shown in the records of the Company or an Affiliate or by electronic transmission (including e-mail or reference to a website or other URL) sent to you through the Company’s or an Affiliate’s, as applicable, normal process for communicating electronically with its trustees.

Code Section 409A	It is intended that this Award comply with Code Section 409A or an exemption to

Code Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of Service only occurs upon an event that would be a Separation from Service within the meaning of Code Section 409A. Notwithstanding anything to the contrary in the Plan or this Agreement, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on you under Section 409A, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to you for such tax or penalty.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.              The name, address, and social security number of the undersigned taxpayer:

Name:

Address:

Social Security Number:

2.              Description of property with respect to which the election is being made:

               common shares of beneficial interests, par value $0.01 (“Restricted Shares”), of RLJ Lodging Trust, a Maryland real estate investment trust (the “Company”).

3.              The date on which the property was transferred is:                           , 20    .

4.              The taxable year to which this election relates is calendar year: 20      .

5.              Nature of restrictions to which the property is subject:

The shares are subject to the provisions of a Restricted Shares Agreement between the undersigned taxpayer and the Company.  The shares are subject to forfeiture under the terms of the Restricted Shares Agreement.

6.                                      The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was: $                     per share, for a total of $                    .

7.                                      The amount paid by taxpayer for the property was: $                    .

8.                                      A copy of this statement has been furnished to the Company.

Dated: ,

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:(1)

1.                                     You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within thirty (30) days after the Grant Date of your Restricted Shares.

2.                                      At the same time you file the election form with the IRS, you must also give a copy of the election form to the Plan Administrator of the Company.

3.                                      You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the Restricted Shares are transferred to you.

(1)                                 Whether or not to make the election is your decision and may create tax consequences for you.  You are advised to consult your tax advisor if you are unsure whether or not to make the election.